UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West Highland Park Drive N.E. Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 587-3797

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), Hutchinson Technology Incorporated (the “Company”) and U.S. Bank National Association (the “Trustee”) entered into a Second Supplemental Indenture, dated as of October 5, 2016 (the “Second Supplemental Indenture”), to the Indenture, dated as of October 20, 2014 (the “Base Indenture,” and as amended and supplemented, the “Indenture”), between the Company and the Trustee, as amended and supplemented by the First Supplemental Indenture thereto, dated as of October 20, 2014 (the “First Supplemental Indenture”), relating to the Company’s outstanding 8.50% Convertible Senior Notes due 2019 (the “Convertible Notes”).

The Second Supplemental Indenture provides that, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of Convertible Notes is to be changed into a right to convert such principal amount of Convertible Notes into the amount of cash that a holder of the number of shares of the Company’s Common Stock equal to the Conversion Rate (as defined in the Indenture and as may be increased in connection with the Merger pursuant to the Indenture) immediately prior to the Merger would have been entitled to receive upon the closing of the Merger.

The foregoing description of the Second Supplemental Indenture is only a summary, is not complete and is subject to and entirely qualified by reference to the full text of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1, and the full text of the Base Indenture and the First Supplemental Indenture, which were filed as Exhibit 4.1 and Exhibit 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2014.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 5, 2016, the Company completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated as of November 1, 2015 (the “Merger Agreement”), among the Company, Headway Technologies, Inc., a California corporation (“Parent”), and Hydra Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”).

Pursuant to the Merger Agreement, Merger Subsidiary merged with and into the Company on October 5, 2016 (the “Merger”), and the Company continues as the surviving corporation and as a wholly owned subsidiary of Parent. At the effective time of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each share of the Company’s Common Stock, par value $0.01, issued and outstanding immediately prior to such time was automatically canceled and converted into the right to receive $4.00 in cash, without interest.

The foregoing description of the Merger Agreement is only a summary, is not complete and is subject to and entirely qualified by reference to the full text of the Agreement and Plan of Merger, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2015.

The Company has incorporated the Merger Agreement by reference as an exhibit to this report in order to provide investors and security holders with information on its terms. That incorporation by reference is not intended to provide any other financial information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and only as of specific dates; were solely for the benefit of the parties; may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders.

Investors and security holders should not rely on the representations, warranties and covenants or any description of those provisions as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, and that subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a result of the Merger and pursuant to the Indenture, subject to certain conditions, each holder of the Convertible Notes has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Convertible Notes, or any portion thereof that is equal to $1,000 or a multiple thereof, on November 4, 2016 (the “Fundamental Change Repurchase Date”). The Company will repurchase any Convertible Notes that are validly surrendered for repurchase prior to 5:00 p.m. Eastern Time on November 3, 2016 and not validly withdrawn at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date.

In addition, pursuant to the terms and conditions of the Indenture, the Convertible Notes are currently convertible at the option of the holders thereof. As a result of the Merger and pursuant to the terms and conditions of the Indenture, if any holder of Convertible Notes elects to convert its Convertible Notes at any time from, and including, October 5, 2016, up to, and including, the close of business on the business day immediately preceding the Fundamental Change Repurchase Date (such period, the “Make-Whole Fundamental Change Repurchase Period”), the applicable Conversion Rate (as defined in the Indenture) will be increased by an additional 63.7500 shares of Common Stock for each $1,000 principal amount of Convertible Notes properly converted during the Make-Whole Fundamental Change Period, resulting in each $1,000 principal amount of Convertible Notes being convertible into $1,321.67 during the Make-Whole Fundamental Change Period. If a holder fails to convert during the Make-Whole Fundamental Change Repurchase Period, such holder will not be eligible to receive the 63.7500 additional shares of Common Stock for each $1,000 principal amount of Convertible Notes later converted.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger on October 5, 2016 and pursuant thereto, the Company’s articles of incorporation were amended and restated to read in their entirety as set forth on Annex II to the Merger Agreement (the “Amended and Restated Articles of Incorporation”). The Amended and Restated Articles of Incorporation reflect, among other things, changes to the authorized stock of the Company.

In addition, at the effective time of the Merger on October 5, 2016 and pursuant thereto, the bylaws of Merger Subsidiary, as in effect immediately prior to the effective time, became the bylaws of the Company, as the surviving corporation in the Merger, except that references to the name of Merger Subsidiary have been replaced with references to the name of the Company (the “Amended and Restated Bylaws”).

The foregoing descriptions of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are not complete and are subject to and qualified in their entirety by reference to the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

A change of control of the Company occurred on October 5, 2016, upon the filing of the articles of merger with the Secretary of State of the State of Minnesota, at which time Merger Subsidiary merged with and into the Company. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

The information set forth in Item 2.01 and Item 3.01 of this report is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on October 5, 2016, Wayne M. Fortun, Richard J. Penn, Martha Goldberg Aronson, Russell Huffer, Frank P. Russomanno, Philip E. Soran and Thomas R. VerHage ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. Upon the consummation of the Merger, Wenjie Chen, Albert Ong and Gary Pester became directors of the Company.

At the effective time of the Merger on October 5, 2016, Peggy Steif Abram ceased to be an officer of the Company. Upon the consummation of the Merger, Yew Ah Ming was elected Secretary of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in Item 3.03 of this report is incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

On October 5, 2016, the Company gave a notice of redemption to the holders of the Company’s 8.50% Senior Secured Second Lien Notes due 2017 (the “8.50% Notes”). At any time prior to January 15, 2017, upon not less than 30 nor more than 60 days’ notice, the 8.50% Notes are redeemable at the Company’s option, by paying 100% of the principal amount redeemed, plus a certain make-whole premium and accrued and unpaid interest, if any, on such principal amount as of the redemption date. The redemption date for the 8.50% Notes is November 4, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit index that appears after the signature page to this report is incorporated in this Item 9.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016	HUTCHINSON TECHNOLOGY INCORPORATED

	By:	/s/ David P. Radloff
Name: David P. Radloff
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2015, among Hutchinson Technology Incorporated, Headway Technologies, Inc., and Hydra Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2015)

3.1	Amended and Restated Articles of Incorporation of Hutchinson Technology Incorporated

3.2	Amended and Restated Bylaws of Hutchinson Technology Incorporated

4.1	Second Supplemental Indenture, dated as of October 5, 2016, by and between Hutchinson Technology Incorporated and U.S. Bank National Association, as trustee